EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 15, 2016, by and among Marina Biotech, Inc., a Delaware corporation (“Parent”), Ithena Acquisition Corporation, a Delaware corporation (“Merger Sub”), IthenaPharma, Inc., a Delaware corporation (“Company”), and Vuong Trieu, the Company Representative. Certain capitalized terms that are used in this Agreement are defined in Section 8.1. Schedule I provides an index to certain capitalized terms that are defined in other provisions of this Agreement.

RECITALS:

A. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Parent, Merger Sub and Company intend to enter into a business combination transaction.

B. The Board of Directors of Parent and of Merger Sub has: (i) determined that the Merger and the other transactions contemplated hereby are in the best interests of each such Person and its stockholders; (ii) unanimously approved this Agreement, the Merger and the other transactions contemplated hereby; and (iii) solely with respect to the Board of Directors of Parent, determined that Parent, as the sole stockholder of Merger Sub, approve this Agreement, the Merger and the other transactions contemplated hereby.

C. The Board of Directors of Company has: (i) determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of Company and its shareholders; (ii) unanimously approved this Agreement, the Merger and the other transactions contemplated hereby; and (iii) recommended that the shareholders of Company adopt and approve this Agreement, the Merger and the other transactions contemplated in this Agreement.

D. The stockholders of Company have unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

Article I
THE MERGER AND EFFECT ON CAPITAL STOCK

1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation in the Merger. Company, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.” As a result of the Merger, the outstanding shares of capital stock of each of Company and Merger Sub shall be converted or cancelled in the manner provided herein.

1.2 Effective Time; Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pryor Cashman LLP, 7 Times Square, New York, New York 10036 at 11:59 p.m. Eastern Time on the date hereof. The date on which the Closing takes place is referred to in this Agreement as the “Closing Date.” On the Closing Date, a certificate of merger satisfying the applicable requirements of the DGCL in a form mutually acceptable to the parties hereto (the “Certificate of Merger”) shall be duly executed by Company and filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time specified in the Certificate of Merger, or if no such time is specified, at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.

1.4 Certificate of Incorporation; Bylaws. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation.

1.5 Directors and Officers.

(a) Directors. At the Effective Time,

(i) the Board of Directors of the Surviving Corporation shall consist of  Joseph W. Ramelli and Vuong Trieu; and

(ii) Vuong Trieu shall be appointed to the Board of Directors of Parent, to hold office, subject to the provisions of the Parent Certificate of Incorporation and Bylaws, until his successor shall have been elected and qualified or until otherwise provided by Law, and further, that Mr. Trieu shall be appointed to serve as the Chairman of the Board of Directors of Parent. Parent hereby agrees that it shall appoint a person identified in writing by Mr. Trieu, which person is reasonably acceptable to Parent, to the Board of Directors of Parent not more than thirty (30) days following the Closing Date.

(b) Officers of the Surviving Corporation. At the Effective Time, the Officers of the Surviving Corporation shall consist of  the following:

(i) CEO and Secretary: Joseph W. Ramelli

(ii) CFO and Treasurer: Vuong Trieu

1.6 Closing Deliverables.

(a) Closing Deliverables by Company. Company agrees to deliver to (or cause to be delivered to) Parent at the Closing on the Closing Date the following agreements and documents, all reasonably satisfactory in form and substance to Parent and its legal counsel:

(i) all corporate minute and stock books, stock ledgers and corporate seals of Company;

(ii) written resignations of all officers and members of the Board of Directors of Company who will not be officers or directors of the Surviving Corporation pursuant to this Agreement;

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(iii) a certificate of an officer of Company in a form approved in advance by Parent, dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of Company, (B) a true, correct and complete copy of the bylaws of Company, (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors and stockholders of Company relating to this Agreement or the transactions contemplated hereby, and (D) a recent good standing certificate of Company issued by the Secretary of State of Delaware;

(iv) A true, complete and accurate listing of each holder of record of outstanding shares of Company Common Stock immediately prior to the Effective Time whose shares are to be converted pursuant to this Agreement, including the number and class of shares of Company’s capital stock held by such record holder, the number of shares of Parent Common Stock such holder is entitled to receive pursuant to this Agreement, and any other information reasonably requested by Parent (the “Company Stock Record”);

(v) a duly executed signature page of Vuong Trieu to that certain Line Letter by Vuong Trieu to Parent dated as of the date hereof substantially in the form of Exhibit A hereto (the “Line Letter”), and that certain Demand Promissory Note to be issued by Parent to Vuong Trieu on the date hereof substantially in the form of Exhibit B hereto (the “Demand Note”);

(vi) a duly executed signature page of Autotelic, Inc. to that certain Master Services Agreement, dated as of the Closing Date, substantially in the form of Exhibit C hereto (the “Master Services Agreement”);

(vii) a duly executed signature page of Autotelic LLC to that certain License Agreement, dated as of the Closing Date, substantially in the form of Exhibit D hereto (the “License Agreement”);

(viii) certificates representing all issued and outstanding shares of Company Common Stock; and

(ix) such other documents and instruments as may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

(b) Closing Deliverables by Parent. Parent agrees to deliver to (or cause to be delivered to) Company at the Closing on the Closing Date the following agreements and documents, all reasonably satisfactory in form and substance to Company and its legal counsel:

(i) a certificate of an officer of Parent in a form approved in advance by Company, dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of Parent, (B) a true, correct and complete copy of the by-laws of Parent, and (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors of Parent relating to this Agreement or the transactions contemplated hereby;

(ii) a certificate of an officer of Merger Sub in a form approved in advance by Company, dated the Closing Date, certifying that attached thereto is (A) a true, correct and complete certified copy of the Certificate of Incorporation of Merger Sub, (B) a true, correct and complete copy of the by-laws of Merger Sub, and (C) a true, correct and complete copy of any resolutions adopted by the Board of Directors or the stockholders of Merger Sub relating to this Agreement or the transactions contemplated hereby;

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(iii) a duly executed signature page of Parent to the Line Letter and the Demand Note;

(iv) a duly executed signature page of Parent to the Master Services Agreement;

(v) a duly executed signature page of Parent to the License Agreement; and

(vi) such other documents and instruments as may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

Article II
EFFECT ON CAPITAL STOCK

2.1 Effect on Capital Stock. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Common Stock. At the Effective Time, each share of common stock, par value $0.0001 per share, of Company (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b), shall be converted solely into the right to receive a number of shares of common stock of Parent (“Parent Common Stock”) equal to the Exchange Ratio.

(b) Cancellation of Company Common Stock owned by Company. At the Effective Time, each share of Company Common Stock that is owned by Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

(c) Derivative Securities. At the Effective Time, all Derivative Securities of Company shall be treated as set forth in Section 5.2.

(d) Fractional Shares. No fraction of a share of Parent Common Stock shall be issued by virtue of the Merger, but in lieu thereof, each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall be automatically converted into the right to receive one full additional share of Parent Common Stock.

(e) Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

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2.2 Exchange Procedure.

(a) Exchange of Certificates. Company shall deliver to Parent at the Closing certificates representing all of the issued and outstanding shares of Company Common Stock. Promptly following the Effective Time, Parent shall deliver written instructions to the transfer agent for the Parent Common Stock instructing such transfer agent to deliver to the holders of Company Common Stock certificates representing the number of duly authorized whole shares of Parent Common Stock issuable pursuant to Section 2.1 to each holder of record of Company Common Stock immediately prior to the Effective Time as evidenced by the Company Stock Record.

(b) No Further Ownership Rights in Company Common Stock. At the Effective Time, (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.1(a), and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Company, and (b) the stock transfer books of Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, shares of Company Common Stock are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

(c) Withholding Rights. The Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, such amounts as the Surviving Corporation or Parent, as applicable, is required to deduct and withhold pursuant to the applicable rules under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld as so contemplated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.3 Company Representative. Company hereby designates Vuong Trieu to represent the interests of the Company Indemnitees for the purposes of: (i) after the Closing, giving, receiving and forwarding notices and communications pursuant to this Agreement, (ii) taking any actions relating to claims to indemnify, hold harmless or reimburse any indemnified party pursuant to this Agreement, (iii) after the Closing, giving or agreeing to, on behalf of the Company shareholders, any and all consents, waivers, amendments, or modifications deemed by the Company Representative, in his discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith, (iv) taking all other actions contemplated for the Company Representative in this Agreement, including any actions as may be required in connection with the issuance of the Additional Parent Shares, (v) after the Closing, receiving payments under or pursuant to this Agreement, and (vi) engaging or appointing any agents (including attorneys, accountants and consultants) to assist the Company Representative in complying with the Company Representative’s duties and obligations pursuant to this Agreement (such designee and any successor, the “Company Representative”). If such Person ceases to serve in such capacity, for any reason, those members of the Board of Directors of Parent who were directors of the Company prior to the Closing shall appoint as a successor a Person who was a former shareholder of Company or such other Person as such members shall designate. Parent shall be entitled to deal exclusively with the Company Representative on all matters relating to Article VI and Article VII of this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any shareholder of the Company or by the Company Representative, and on any other action taken or purported to be taken on behalf of any shareholder of the Company or by the Company Representative, as being fully binding upon such Person. Any decision or action by the Company Representative with respect to those matters as to which the Company Representative has authority hereunder, shall constitute a decision or action of all stockholders of the Company with respect to such matter and shall be final, binding and conclusive upon each such Person. No stockholder of the Company shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section 2.3(c), are independent and severable, are irrevocable and coupled with an interest, and shall not be terminated by any act of any one or more stockholders of the Company, or by operation of Law, whether by death or other event.

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2.4 Tax Consequences.

(a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties shall not take any position inconsistent with the foregoing intention on any Tax Return or in any administrative or judicial proceeding, unless otherwise required by applicable Law.

(b) Prior to the Effective Time, each of Company and Parent shall use their respective commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and shall not take any action reasonably likely to cause the Merger not so to qualify. Parent shall not take, or cause or permit its Affiliates to take, any action after the Effective Time that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Code. Following the Merger, the Surviving Corporation shall continue Company’s historic business or will use a significant portion of Company’s historic business assets in a business within the meaning of Section 1.368-1(d) of the United States Income Tax Regulations.

Article III
REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by Company to Parent, dated as of the date hereof  (the “Company Disclosure Letter”), as set forth below in this Article III.

3.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and to perform its obligations under all Contracts by which it is bound. Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have or reasonably be expected to have an Company Material Adverse Effect.

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(b) Company has no Subsidiaries, and does not own a debt, equity or other similar interest in any other Person. Company has not agreed, nor is it obligated to make, and nor is it bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, under which it may become obligated to make, any future investment in or capital contribution to any other Person. Company does not own any equity or similar interest in or any interest convertible, exchangeable or exercisable for any equity or similar interest in, any other Person.

3.2 Capital Stock of Company. The authorized capital stock of Company consists of the following:

(a) Company Common Stock authorized shares 10,000,000 and 5,555,556 issued and outstanding as of the date hereof;

(b) 300,000 of shares of Company Common Stock reserved for issuance for the exercise or conversion of all issued or granted Derivative Securities, which consists exclusively of warrants to purchase up to 300,00 shares of Company Common Stock (the “Company Warrants”).

(c) There are no shares of Company Common Stock or any Company Derivative Security held in the treasury of Company.

(d) There are no Derivative Securities issued by Company (or otherwise outstanding) other than as described in Section 3.2(b);

(e) Section 3.2(e) of the Company Disclosure Letter sets forth the material information with respect to each Derivative Security issued by Company as of the date hereof.

(f) Company has made available to Parent accurate and complete copies of each agreement, instrument or certificate evidencing a Derivative Security. All shares of Company Common Stock subject to the issuance upon the exercise or conversion of any Derivative Security, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except for the Company Warrants, Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity or equity-based compensation for any Person.

(g) Except as set forth in Section 3.3(g) of the Company Disclosure Letter, all outstanding shares of Company Common Stock and all outstanding Company Warrants have been issued and granted in compliance in all material respects with: (i) all applicable Laws and Orders or otherwise put into effect by or under the authority of any Governmental Entity; and (ii) all requirements set forth in applicable Contracts.

(h) There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which it is bound, with respect to any equity security of any class of Company.

(i) Except for the Derivative Securities described in Section 3.3(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Company; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

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(j) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock or preferred stock of Company is entitled or subject to any preemptive right, right of participation or any similar right and none of the outstanding shares of Company Common Stock or preferred stock of Company is subject to any right of first refusal in favor of Company.

(k) There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or preferred stock of Company. Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.

3.3 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party (the “Company Transaction Documents”) and to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Transaction Documents by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the Company Transaction Documents or to consummate the transactions so contemplated. This Agreement and the Company Transaction Documents have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal and binding obligation of Company, enforceable against Company in accordance with their respective terms, subject to: (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

3.4 No Conflict; Required Filings and Consents.

(a) Subject only to the filing and recordation of the Certificate of Merger pursuant to the DGCL, the execution and delivery of this Agreement and the Company Transaction Documents by Company does not, and the performance of this Agreement and the Transaction Documents by Company will not: (i) conflict with or violate the organizational documents of Company; (ii) conflict with or violate any Law applicable to Company; (iii) contravene, conflict with or result in a violation of, or give any Governmental Entity or any other Person the right to challenge the Merger or any of the transactions contemplated by this Agreement or any of the Company Transaction Documents or to exercise any remedy or obtain any relief under, any Law or any Order to which Company or any of the assets owned, used or controlled by it is subject; (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Company or that otherwise relates to any of the assets owned, used or controlled by Company; (v) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Company pursuant to, any Company Material Contract; or (vi) cause the acceleration of any vesting of any awards for or rights to Company Common Stock or the payment of or the acceleration of payment of any change in control, severance, bonus or other cash payments or issuance of Company Common Stock. Section 3.4 of the Company Disclosure Letter sets forth a list of all material Contracts that require a consent to be obtained or a notice to be given in connection with the execution and delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

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(b) The execution and delivery of this Agreement and the Company Transaction Documents by Company does not, and the performance of this Agreement and the Company Transaction Documents by Company will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (each, a “Governmental Entity” and, collectively, “Governmental Entities”) or any Person, except for: (i) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and U.S. state securities laws (“Blue Sky Laws”); and (ii) the filing and recordation of the Certificate of Merger as required by the DGCL.

3.5 Financial Statements.

(a) Section 3.5(a) of the Company Disclosure Letter contains true and complete copies of (i) the audited consolidated balance sheet of Company as of and for the year ended March 31, 2015 and the unaudited consolidated balance sheet as of and for the year ended March 31, 2016, and for each case, the related consolidated statements of income, cash flows and changes in stockholders’ equity of Company as of and for the years ended March 31, 2015 and March 31, 2016 (collectively, the “Year-End Financial Statements”), and (ii) the unaudited interim consolidated balance sheets of Company as of and for the quarter ended September 30, 2016, including, in each case, the notes, if any, thereto and the related consolidated statements of income, cash flows and changes in stockholders’ equity of Company for the six (6) month period ended September 30, 2016 (collectively, the “Interim Financial Statements”, and along with the Year-End Financial Statements, the “Company Financial Statements”). Except as set forth on Schedule 3.6(a) of the Company Disclosure Letter, the Company Financial Statements: (i) were prepared in accordance with generally accepted accounting principles of the United States (“GAAP”), applied on a consistent basis during the periods involved (except as may be indicated therein in the notes thereto); (ii) fairly present (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Company) and the absence of complete footnotes) in all material respects the financial position of Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended; and (iii) were compiled from, and are consistent with, the books and records of Company, which books and records are accurate and complete in all material respects.

(b) Except as disclosed in the footnotes to the Company Financial Statements Company is not a party to, nor has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract, where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, Company in Company’s financial statements.

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(c) Company does not have outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”)) to any of its directors or executive officers (as defined in Rule 3b-7 under the Exchange Act).

(d) Section 3.5(d) of the Company Disclosure Letter is a complete listing of all of the Indebtedness of Company, including: (i) the Persons to whom such Indebtedness is owed, and (ii) the material terms of such Indebtedness. Company has not guaranteed nor is it responsible or liable for any Indebtedness, liability or other obligation of any Person.

3.6 Compliance; Permits.

(a) Company is not in conflict with, or in default or violation of: (i) any Law or Order applicable to Company, or by which any of its properties is bound or affected; or (ii) any Contract to which Company is a party or by which Company or any of its properties is bound or affected, except for any conflicts, defaults or violations of such Laws, Orders or Contracts that (individually or in the aggregate) would not have or reasonably be expected to have an Company Material Adverse Effect. To the Knowledge of Company, no investigation or review by any Governmental Entity is pending or overtly threatened against Company, other than, in each such case, those the outcome of which would not, individually or in the aggregate, have or reasonably be expected to have an Company Material Adverse Effect.

(b) Company holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of Company as currently conducted (collectively, the “Company Permits”). To the Knowledge of Company, Company is in compliance in all material respects with the terms of each of the Company Permits.

(c) Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Company Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Company Approvals would not, individually or in the aggregate, have or reasonably be expected to have an Company Material Adverse Effect.

3.7 No Undisclosed LiabilitiesExcept for matters reflected or reserved against in the balance sheet as of September 30, 2016 included in the Company Financial Statements or as are incurred in connection with the transactions contemplated by this Agreement, Company did not have at such date, and has not incurred since that date, any Liabilities, except Liabilities or obligations which were incurred in the ordinary course of business consistent with past practice, or Liabilities which, in the aggregate would not be reasonably expected to have, a Company Material Adverse Effect.

3.8 Absence of Litigation.

(a) Except as set forth on Section 3.8 of the Company Disclosure Letter, there are no Legal Actions pending or, to the Knowledge of Company, threatened against Company, or any properties or rights of Company: (i) that involves Company or any of the assets owned, used or controlled by Company or any Person whose liability Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Transaction Documents.

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(b) There is no Order to which Company, or any of the assets owned or used by Company is subject. To the Knowledge of Company, there is no proposed Order that, if issued or otherwise put into effect (i) could have a material adverse effect on the business or on the ability of Company to comply with or perform any covenant or obligation under this Agreement or any of the Transaction Documents or (ii) could have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the other transactions contemplated by this Agreement or the Transaction Documents.

3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Letter contains an accurate list of each current employee of Company as of a date no earlier than five (5) days prior to the date hereof, along with: (i) the name, title or classification, employer, date of hire and exempt/non-exempt status of each employee; and (ii) each employee’s annualized base compensation. Each such employee will be terminated effective upon the closing of the Merger, such that the Surviving Company will not have any employees immediately following the Merger.

(b) Section 3.9(b) of the Company Disclosure Schedule contains an accurate and complete list of (a) all “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (b) all employment, severance, golden parachute, compensation, bonus, termination, retirement, retention, change in control, deferred compensation, consulting, commission, equity or equity-based compensation, health, life insurance, disability, welfare, paid time off, fringe benefit and other compensation agreement, contract, plan, program, understanding or arrangement (including established working practices and employment policies), in any case, whether oral or written, and whether or not legally enforceable, maintained, contributed to, or required to be contributed to, by the Company or any other person or entity that would be treated with the Company as a single employer under Code Section 414 (each, an “ERISA Affiliate”) for the benefit of any current or former employee, officer, director, independent contractor, consultant, member or manager of the Company, or under which the Company has any actual or contingent Liability (collectively, the “Company Plans”).

(c) Except as set forth in Section 3.9(c) of the Company Disclosure Schedule, each Company Plan is in compliance with, and has been maintained in accordance with, its terms and the applicable provisions of ERISA, the Code and all other Laws and Orders.

(d) Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, there are no audits, investigations, actions, suits or claims pending or, to the Company’s Knowledge threatened against any Company Plan or against the Company relating to any Company Plan, or the assets of such plans, and no facts exist that could give rise to any such action, suit or claim. Neither the Company nor any ERISA Affiliate thereof has engaged in any transaction involving any Company Plan which is a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which an exemption does not exist or has been granted.

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(e) Neither the Company nor any ERISA Affiliate thereof maintains, contributes to, or is required to contribute to, or has any actual or contingent Liability with respect to, any (i) employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, (iii) “multiple employer plan” as defined in Section 413(c) of the Code or (iv) “multiemployer plan” as defined in Section 3(37) of ERISA. All Company Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code meet the qualification requirements of Section 401(a) of the Code, and each related trust is exempt from taxation under Section 501(a) of the Code, and no circumstances exist that would adversely affect such qualification or exemption from taxation. No Company Plan provides (and no promise has been made to provide) medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement (other than as required by Law). The Company’s execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or when combined with any other event) result in the provision of any “parachute payment” (as defined in Code Section 280G).

(f) As applicable, with respect to each of the Company Plans, the Company has delivered or made available to Parent true and complete copies of (i) all plan documents (including all amendments thereto, and in the case of an unwritten Company Plan, a written description thereof), (ii) all current trust documents, insurance contracts, custodial agreements and investment management agreements relating thereto and, in all cases, all amendments thereto; (iii) the current summary plan description and each summary of material modifications thereto; (iv) the three most recently filed annual reports (Form 5500 and all schedules thereto); (v) the most recent IRS determination or opinion letter and each currently pending application to the IRS for a determination letter; (vi) the three most recent summary annual reports, actuarial reports, financial statements and trustee reports; and (vii) all records, notices and filings concerning IRS or Department of Labor audits or investigations and “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code.

3.10 Labor Matters.

(a) Company is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Company; and (ii) Company does not have any Knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company.

(b) During the past three (3) years: (i) Company is and has been in material compliance with all applicable Laws with respect to labor and employment, including Laws with respect to fair employment practices, discrimination, immigration and naturalization, retaliation, work place safety and health, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment and wages and hours; (ii) to the Knowledge of Company, there have been no Legal Actions pending before any Governmental Entity, or threats thereof with respect to labor and employment matters, including Legal Actions between Company (on the one hand) and any of the current or former employees or current or former workers of Company (on the other hand); (iii) there have been no written notices of charges of discrimination in employment or employment practices for any reason or noncompliance with any other Law with respect to labor or employment that have been asserted, before the United States Equal Employment Opportunity Commission or any other Governmental Entity; (iv) Company has not been a party to, or otherwise bound by, any consent decree or settlement agreement with, or citation by, any Governmental Entity relating to the current or former employees or employment practices; and (v) to the Knowledge of Company, Company has not been subject to any audit or investigation by the Occupational Safety and Health Administration, the DOL, or other Governmental Entity with respect to labor or employment Laws or with respect to the employees of Company, or subject to fines, penalties, or assessments associated with such audits or investigations.

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(c) To the Knowledge of Company, all of the employees of Company are: (i) United States citizens or lawful permanent residents of the United States; (ii) aliens whose right to work in the United States is unrestricted; or (iii) aliens who have valid, unexpired work authorizations issued by the United States government.

(d) To the Knowledge of Company, Company has properly treated all individuals performing rendered services to Company as employees, leased employees, independent contractors or agents, as applicable, for all federal, state, local and foreign Tax purposes. There has been no determination by any Governmental Entity that any independent contractor is an employee of Company.

3.11 Title to Assets; Property. Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned or leased by it, including: (i) all assets reflected on the Interim Financial Statements; and (ii) all other assets reflected in the books and records of Company as being owned by Company, except as would not reasonably be expected to result in a Company Material Adverse Effect. All of said assets are owned by Company free and clear of any Liens, except for Permitted Liens. Company does not own or lease any real property.

3.12 Taxes Definition of Taxes.

(a) For all purposes of and under this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and other Liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties, backup withholding and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any Liability for the foregoing arising from the operation of law or from a predecessor or transferor entity.

(b) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Tax Returns”) required to be filed by it, and all such Tax Returns are accurate, complete and correct. The Company has paid all Taxes required to be paid by it (whether or not shown on any Tax Return described in the preceding sentence). There is no Tax audit or examination now pending or threatened with respect to the Company. No claim has ever been made in writing by any Governmental Entity in a jurisdiction where the Company does not pay Taxes or file Tax Returns that the Company is or may be subject to Tax by that jurisdiction. The Company has not requested or entered into an agreement providing for any extension of time within which to file any Tax Return, make any Tax election, pay any Taxes or pursuant to which any Governmental Entity may assess Taxes. All Taxes which the Company was or is required by applicable Law to withhold or collect have been and are being withheld or collected by it and have been paid over to the proper Governmental Entity or, if not yet due, are being held by the Company for payment. The Company has collected and remitted sales, use, value added and similar Taxes applicable in connection with the assets of the Company and the operation of the Company’s business. The Company has never entered into a “closing agreement” as defined in Section 7121 of the Code. There is no lien for Taxes upon any of the assets of the Company other than liens for Taxes that are not yet due and payable. The Company has used the accrual method of accounting at all times since its date of incorporation for U.S. federal income Tax purposes. For purposes of this Section 3.13, each reference to the Company includes any person that was liquidated into, merged with or otherwise a predecessor to, the Company.

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3.13 Environmental Matters. To the Knowledge of Company, Company is in compliance, in all material respects, with all applicable Environmental Laws and Environmental Permits. Company is not required to hold any Environmental Permits for the operation of its businesses. To the Knowledge of Company, there is no Environmental Claim pending or overtly threatened against Company nor is there any reasonable basis for any such claim or any Liability, in each case, under any applicable Environmental Law.

3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter contains an accurate and complete list of all Company Registered Intellectual Property Rights, specifying as to each such Registered Intellectual Property Right, as applicable: (i) the jurisdictions by or in which such Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (ii) the registration or application numbers thereof. Section 3.14(a) of the Company Disclosure Letter contains an accurate and complete list of all Company Owned Intellectual Property Rights and Company Licensed Intellectual Property Rights that are material to the business of Company.

(b) Section 3.14(b) of the Company Disclosure Letter lists any License Agreements or Contracts under which Company has granted any third party rights that are exclusive, or exclusive of all other third parties, to use, sublicense, resell or distribute any Company Owned Intellectual Property Right.

(c) Company is not a party to any License Agreements, forbearances to sue, consents, judgments, orders or similar obligations, in each case, that restrict the rights of Company to use or enforce any Company Owned Intellectual Property Rights.

(d) Company owns all right, title, and interest, free and clear of all security interests and similar encumbrances (other than Permitted Liens), in and to all Intellectual Property Rights used or held for use in the business of Company (other than Company Licensed Intellectual Property Rights or Intellectual Property Rights that are not material to the business of Company). Except as listed in Section 3.14(d) of the Company Disclosure Letter, Company is listed in the records of the appropriate United States, state or foreign agency as the sole owner for each Company Registered Intellectual Property Right.

(e) To Company’s Knowledge, the conduct of the business of Company as such business is currently conducted: (i) does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party; and (ii) does not constitute unfair competition or unfair trade practices under the Laws in the United States.

(f) Company has not received any written, or, to the Knowledge of Company, oral communications from any third party that overtly claim that the operation of the business of Company infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the Laws of any jurisdiction. Except as set forth in Section 3.14(f) of the Company Disclosure Letter, Company has not received any written communication from a third party pursuant to which the third party offered Company a license to use any technology or Intellectual Property Rights in order to avoid a claim of infringement or misappropriation.

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(g) Company has not received written notice of, and to the Knowledge of Company, there is no pending or threatened Legal Action by a third party before any Governmental Entity in any jurisdiction challenging the ownership, use, validity, enforceability or registrability of any Company Owned Intellectual Property Rights.

(h) To the Knowledge of Company, no Person has infringed, misappropriated, or otherwise violated, or is infringing, misappropriating, or otherwise violating, any Company Owned Intellectual Property Rights. Company has not brought any Legal Action against any third party alleging infringement, misappropriation or violation of Company Owned Intellectual Property Rights that remain unresolved.

(i) To the Knowledge of Company, Company Owned Intellectual Property Rights are subsisting, in full force and effect, have not been cancelled or abandoned, have not expired, and, with respect to Company Registered Intellectual Property Rights only, are valid and enforceable.

(j) Company has made commercially reasonable efforts to protect its trade secrets and preserve their status as intellectual property under applicable Law. Company has in place a policy requiring all employees, contractors and other parties having access to such trade secrets to execute a commercially reasonable form of proprietary information/confidentiality agreement with Company.

(k) Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the rights of Company under such License Agreements or Contracts to the same extent Company would have been able to had the transactions contemplated hereby not occurred and without the payment of additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. The consummation of the Merger and the transactions contemplated hereby will not: (i) result in the loss or impairment of Company’s ownership of or right to use Company Owned Intellectual Property Rights or Company Licensed Intellectual Property Rights; or (ii) cause the Surviving Corporation or any of its Affiliates (x) to be bound by any non-compete or other restriction on the operation of any business or (y) to grant any rights or licenses to any Intellectual Property Rights of the Surviving Corporation or any of its Affiliates to a third party (including a covenant not to sue).

3.15 Material Agreements. Section 3.15 of the Company Disclosure Letter sets forth a list of all Company Material Agreements. All of the Company Material Agreements are in full force and effect and constitute the valid, legal and binding obligation of Company and, to the Knowledge of Company, constitute the valid, legal and binding obligation of the other parties thereof, enforceable against each such Person in accordance with its terms, subject to: (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law). Company has not violated or breached, or committed any default under, any Company Material Agreement, and, to the Knowledge of Company, no other Person has violated or breached, or committed any default under, any Company Material Agreement. Company has not received or given any notice or claim of breach or violation of, or default under, any Company Material Agreement. Company has not received or given any notice of an intention to terminate, not renew or challenge the validity or enforceability of any Company Material Agreement. No event has occurred, and no circumstance or condition exists that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Company Material Agreement; (ii) give any Person the right to declare a default or exercise any remedy under any Company Material Agreement; (iii) give any Person the right to accelerate the maturity or performance of any Company Material Agreement; or (iv) give any Person the right to cancel, terminate or materially modify any Company Material Agreement. Each Company Material Agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms immediately following the consummation of the transactions contemplated hereby, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from Company to any Person or give any Person the right to terminate or alter the provisions of such Company Material Agreement.

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3.16 Agreements with Regulatory Agencies. Company (a) is not subject to any cease-and-desist or other Order issued by, (b) is not a party to any Contract, consent agreement or memorandum of understanding with, (c) is not a party to any commitment letter or similar undertaking to, (d) is not subject to any order or directive by, (e) is not a recipient of any extraordinary supervisory letter from, and (f) has not adopted any board resolutions at the request of  (each of clauses (a)-(e) of this Section 3.16, a “Regulatory Agreement”), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, or would reasonably be expected, following the Merger and the consummation of the transactions contemplated hereby, to impair in any material respect the Surviving Corporation’s ability to conduct the business of Company after the Effective Time, as presently conducted.

3.17 Related Party Transactions. Other than in respect of Contracts or interests related to employment in the ordinary course of business or incentive arrangements under the Company Warrants, to the knowledge of the Company no Related Party (i) is a party to any Contract with or binding upon Company or any of its assets, rights or properties or has any interest in any property owned by any member of Company or has engaged in any transaction with any of the foregoing since September 3, 2014, (ii) has any direct or indirect ownership interest in any material asset used in the business of Company, (iii) is indebted to Company, or (iv) since September 3, 2014, has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving Company.

3.18 Insurance. All casualty, general liability, business interruption, product liability, director & officer liability, worker’s compensation, environmental, automobile and sprinkler and water damage and other insurance policies and bond and surety arrangements maintained Company are listed in Section 3.18 of the Company Disclosure Letter (the “Company Insurance Policies”), including historical property and casualty claims information with respect to the five (5)-year period prior to the date hereof indicating pending and paid claims as of the date hereof. Company has not received any notice from the applicable carrier regarding any refusal of coverage under, or any rejection of any claim under, any such policies. There are no claims related to the business of Company pending under any Company Insurance Policy as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

3.19 Brokers. Company has not incurred, or will not incur, directly or indirectly, any Liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.20 Inapplicability of Anti-takeover Statutes. The Board of Directors of Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in the DGCL are, and will be, inapplicable to the execution, delivery and performance by the Company of this Agreement and to the consummation of the Merger and the other transactions contemplated hereunder.

3.21 Full Disclosure. Neither this Agreement (including the Company Disclosure Letter) nor any Transaction Document: (i) contains any representation or warranty by Company or information regarding Company that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations and warranties regarding Company contained herein and therein, in light of the circumstances under which such representations and warranties were or will be made or provided, not false or misleading.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Company, subject to such exceptions as are specifically disclosed in writing (with reference to a specific section of this Agreement to which each such exception applies) in the disclosure letter supplied by Parent to Company, dated as of the date hereof  (the “Parent Disclosure Letter”) as set forth below in this Article IV. As used in this Article IV, unless the context indicates otherwise, the term “Parent Group” means each entity comprising the Parent Group. “Parent Group” consists of Parent and each of its wholly-owned subsidiaries (such entities, the “Parent Subsidiaries”.

4.1 Organization and Qualification; Subsidiaries.

(a) Except as set forth in Section 4.1(a) of the Parent Disclosure Letter, Parent and Merger Sub each is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and to perform its obligations under all Contracts by which it is bound. As of the date of this Agreement, except for incidental Liabilities incurred in connection with its organization and except for the transactions contemplated by this Agreement, Merger Sub has not engaged in any other business activities or incurred any other Liabilities, or entered into any agreements or arrangements with any Person.

(b) The Parent 2016 SEC Documents list each Parent Subsidiary and its place of organization. Each of the Parent Subsidiaries is wholly-owned by Parent. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Parent Subsidiary have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens imposed by applicable securities Laws or the Laws of the jurisdiction of formation of any Parent Subsidiary organized under foreign Laws. Except for the capital stock of the Parent Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

4.2 Capital Stock of ParentThe authorized capital stock of Parent consists of the following:

(a) Preferred stock, par value $0.01 per share: authorized shares of 100,000 and 1,080 shares issued or outstanding as of the date hereof;

(b) Parent Common Stock, $0.006 par value: authorized shares 180,000,000 and 29,759,503 issued and outstanding as of the date hereof, plus (x) an additional 119,048 shares of Parent Common Stock that Parent is currently obligated to issue as additional consideration to Novosom Verwaltungs GmbH (“Novosom”) pursuant to that certain Asset Purchase Agreement dated July 27, 2010 between Parent and Novosom and (y) an additional 1,500,000 shares of Parent Common Stock that Parent is obligated to issue to Novosom upon the closing of the Merger pursuant to that certain letter agreement between Parent and Novosom dated November 15, 2016;

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(c) 33,564,889 of shares of Parent Common Stock reserved for issuance for the exercise or conversion of all issued or granted Derivative Securities, including:

(i) Warrants to purchase 24,466,783 shares of Parent Common Stock;

(ii) Options to purchase 1,548,106 shares of Parent Common Stock (the “Parent Options”) granted under Parent’s equity incentive plans (the “Parent Option Plans”); and

(iii) 7,550,000 shares of Parent Common Stock issuable upon conversion of outstanding shares of Parent preferred stock.

(d) There are no Derivative Securities issued by Parent (or otherwise outstanding) other than as described in Section 4.2(c) or in the Parent 2016 SEC Documents;

(e) All shares of Parent Common Stock subject to the issuance upon the exercise or conversion of any Derivative Security, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except for the Parent Option Plans, Parent does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity or equity-based compensation for any Person.

(f) All outstanding shares of Parent Common Stock Options under the Parent Option Plans, have been issued and granted in compliance in all material respects with: (i) all Laws and Orders or otherwise put into effect by or under the authority of any Governmental Entity; and (ii) all requirements set forth in applicable Contracts and the Parent Option Plans.

(g) Except as set forth in Section 4.2(g) of the Parent Disclosure Letter, or in the Parent 2016 SEC Documents, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent is a party or by which it is bound, with respect to any equity security of any class of Parent.

(h) Except as disclosed in the Parent 2016 SEC Documents, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any Parent Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any Parent Subsidiary; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Parent or any Parent Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(i) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Parent 2016 SEC Documents, none of the outstanding shares of Parent Common Stock or preferred stock of Parent is entitled or subject to any preemptive right, right of participation or any similar right and none of the outstanding shares of Parent Common Stock or preferred stock of Parent is subject to any right of first refusal in favor of Parent or any Parent Subsidiary.

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(j) There is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock or preferred stock of Parent. Neither Parent nor any Parent Subsidiary is under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities.

4.3 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and all other Transaction Documents to which it is a party (the “Parent Transaction Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Transaction Documents by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Parent Transaction Documents or to consummate the transactions so contemplated. This Agreement and the Parent Transaction Documents have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties thereto, constitute the legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to: (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

4.4 No Conflict; Required Filings and Consents.

(a) Subject only to the filing and recordation of the Certificate of Merger pursuant to the DGCL and except as set forth on Section 4.4 of the Parent Disclosure Letter, the execution and delivery of this Agreement and the Parent Transaction Documents by Parent does not, and the performance of this Agreement and the Transaction Documents by Parent will not: (i) conflict with or violate the organizational documents of Parent; (ii) conflict with or violate any Law applicable to Parent or by which its properties is bound or affected; (iii) contravene, conflict with or result in a violation of, or give any Governmental Entity or any other Person the right to challenge the Merger or any of the transactions contemplated by this Agreement or any of the Parent Transaction Documents or to exercise any remedy or obtain any relief under, any Law or any Order to which Parent or any of the assets owned, used or controlled by Parent is subject; (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by Parent or that otherwise relates to any of the assets owned, used or controlled by Parent; (v) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to, any Parent Material Contract; or (vi) cause the acceleration of any vesting of any awards for or rights to Parent Common Stock or the payment of or the acceleration of payment of any change in control, severance, bonus or other cash payments or issuance of Parent Common Stock.

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(b) The execution and delivery of this Agreement and the Parent Transaction Documents by Parent and Merger Sub does not, and the performance of this Agreement and the Parent Transaction Documents by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any Governmental Entity or any Person, except for: (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the OTCQB; and (ii) the filing and recordation of the Certificate of Merger as required by the DGCL.

4.5 Reports and Financial Statements; Internal Controls.

(a) Parent has filed all forms, reports and documents required to be filed by it with the SEC (all such required forms, reports and documents are referred to herein as the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents: (i) were prepared in accordance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents; and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (x) Rule 13a-14 under the Exchange Act and (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents are accurate and complete and comply as to form and content with all applicable legal requirements.

(b) The audited consolidated financial statements of Parent as of and for the years ended December 31, 2014 and December 31, 2015, and the unaudited interim consolidated financial statements of Parent as of and for the quarter ended June 30, 2016, including, in each case, the notes, if any, thereto (the “Parent Interim Financial Statements”, and collectively, the “Parent Financial Statements”): (i) complied as to form in all material respects with the published rules and regulations of Regulation S-X promulgated by the SEC; (ii) were prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated therein in the notes thereto); (iii) fairly present (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent) and the absence of complete footnotes) in all material respects the financial position of Parent as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended; and (iv) were compiled from, and are consistent with, the books and records of Parent, which books and records are accurate and complete in all material respects.

(c) Except as disclosed in the footnotes to the Parent Financial Statements, Section 4.5(c) of the Parent Disclosure Letter or in Parent 2016 SEC Documents, the Parent Group is not a party to, nor has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Parent Group in Parent’s financial statements.

(d) Section 4.5(d) of the Parent Disclosure Letter and/or the Parent 2016 SEC Reports, as applicable, sets forth all of the Indebtedness of the Parent Group, including: (i) the Persons (or a general description of the Persons) to whom such Indebtedness is owed, and (ii) the material terms of such Indebtedness. No member of the Parent Group has guaranteed nor is any member of the Parent Group responsible or liable for any Indebtedness, liability or other obligation of any Person, except as set forth in Section 4.5(d) of the Parent Disclosure Letter and/or the Parent 2016 SEC Reports.

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(e) To the Knowledge of Parent, since January 1, 2010, no employee of Parent or its Subsidiaries has provided or is providing information to any law enforcement agency regarding the violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act. Neither Parent nor its Subsidiaries nor, to the Knowledge of Parent, any director, officer, employee or agent of Parent or its Subsidiaries, has discharged, demoted or suspended an employee of Parent or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

4.6 Compliance; Permits.

(a) No member of the Parent Group is in conflict with, or in default or violation of: (i) any Law or Order applicable to the Parent Group or any member thereof, or by which any of its properties is bound or affected; or (ii) any Contract to which the Parent Group or any member thereof is a party or by which the Parent Group or any of each entity’s respective properties are bound or affected, except for any conflicts, defaults or violations of such Laws, Orders or Contracts that (individually or in the aggregate) would not have or reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, no investigation or review by any Governmental Entity is pending or overtly threatened against the Parent Group, other than, in each such case, those the outcome of which would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

(b) The Parent Group holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of the Parent Group as currently conducted (collectively, the “Parent Permits”). To the Knowledge of Parent, the Parent Group is in compliance in all material respects with the terms of each of the Parent Permits.

(c) The Parent Group is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Parent Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Parent Approvals would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

4.7 No Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet (including the notes thereto) as of December 31, 2015 included in the Parent Financial Statements or as disclosed in Section 4.7 of the Parent Disclosure Letter or in the Parent 2016 SEC Documents or incurred in connection with the transactions contemplated by this Agreement, no member of the Parent Group had at such date, or has incurred since that date, any Liabilities, except Liabilities incurred in the ordinary course of business consistent with past practice, or Liabilities which, in the aggregate would not be reasonably expected to have, a Parent Material Adverse Effect.

4.8 Absence of Litigation.

(a) Except as set forth on Section 4.8 of the Parent Disclosure Letter, there are no Legal Actions pending or, to the Knowledge of Parent, threatened against any member of the Parent Group, or any properties or rights of any member of the Parent Group: (i) that involves the Parent Group or any of the assets owned, used or controlled by the Parent Group or any Person whose liability the Parent Group has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Transaction Documents.

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(b) There is no Order to which any member of the Parent Group, or any of the assets owned or used by the Parent Group, is subject. To the Knowledge of Parent, there is no proposed Order that, if issued or otherwise put into effect (i) could have a material adverse effect on the business or on the ability of the Parent Group to comply with or perform any covenant or obligation under this Agreement or any of the Transaction Documents or (ii) could have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the other transactions contemplated by this Agreement or the Transaction Documents.

4.9 Employee Benefit Plans.

(a) Section 4.9(a) of the Parent Disclosure Schedule contains an accurate and complete list of (a) all “employee benefit plans” as defined in Section 3(3) of ERISA and (b) all employment, severance, golden parachute, compensation, bonus, termination, retirement, retention, change in control, deferred compensation, consulting, commission, equity or equity-based compensation, health, life insurance, disability, welfare, paid time off, fringe benefit and other compensation agreement, contract, plan, program, understanding or arrangement (including established working practices and employment policies), in any case, whether oral or written, and whether or not legally enforceable, maintained, contributed to, or required to be contributed to, by any ERISA Affiliate of Parent for the benefit of any current or former employee, officer, director, independent contractor, consultant, member or manager of any member of Parent Group, or under which Parent has any actual or contingent Liability (collectively, the “Parent Plans”).

(b) Each Parent Plan is in compliance with, and has been maintained in accordance with, its terms and the applicable provisions of ERISA, the Code and all other Laws and Orders.

(c) There are no audits, investigations, actions, suits or claims pending or, to Parent’s Knowledge threatened against any Parent Plan or against any member of the Parent Group relating to any Parent Plan, or the assets of such plans, and no facts exist that could give rise to any such action, suit or claim. Neither Parent, any member of the Parent Group nor any ERISA Affiliate thereof has engaged in any transaction involving any Parent Plan which is a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which an exemption does not exist or has been granted.

(d) Neither Parent, any member of the Parent Group nor any ERISA Affiliate thereof maintains, contributes to, or is required to contribute to, or has any actual or contingent Liability with respect to, any (i) employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, (iii) “multiple employer plan” as defined in Section 413(c) of the Code or (iv) “multiemployer plan” as defined in Section 3(37) of ERISA. All Parent Plans which are “employee pension benefit plans” within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code meet the qualification requirements of Section 401(a) of the Code, and each related trust is exempt from taxation under Section 501(a) of the Code, and no circumstances exist that would adversely affect such qualification or exemption from taxation. No Parent Plan provides (and no promise has been made to provide) medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement (other than as required by Law). Parent’s execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or when combined with any other event) result in the provision of any “parachute payment” (as defined in Code Section 280G).

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4.10 Title to Assets; Property. Each of Parent and the Parent Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned or leased by it, including: (i) all assets reflected on the Parent Interim Financial Statements; and (ii) all other assets reflected in the books and records of Parent and the Parent Subsidiaries as being owned by Parent and the Parent Subsidiaries, except as would not reasonably be expected to result in a Parent Material Adverse Effect. Except as set forth in Section 4.10 of the Parent Disclosure Letter, all of said assets are owned by Parent and the Parent Subsidiaries free and clear of any Liens, except for Permitted Liens. No member of the Parent Group owns or leases any real property.

4.11 Taxes. Parent and each other member of the Parent Group has timely filed all Tax Returns required to be filed by it, and all such Tax Returns are accurate, complete and correct. Each member of the Parent Group has paid all Taxes required to be paid by it (whether or not shown on any Tax Return described in the preceding sentence). There is no Tax audit or examination now pending or threatened with respect to any member of the Parent Group. Since January 1, 2014, no claim has been made in writing by any Governmental Entity in a jurisdiction where the any member of the Parent Group does not pay Taxes or file Tax Returns that any member of the Parent Group is or may be subject to Tax by that jurisdiction. No member of the Parent Group has requested or entered into an agreement providing for any extension of time within which to file any Tax Return that has not yet been filed, make any Tax election with respect to any such Tax Return, or pay any Taxes that have not been paid, or pursuant to which any Governmental Entity may assess Taxes (which period has not yet expired). All Taxes which any member of the Parent Group was or is required by applicable Law to withhold or collect have been and are being withheld or collected by it and have been paid over to the proper Governmental Entity or, if not yet due, are being held by the applicable member of the Parent Group for payment. Each member of the Parent Group has collected and remitted sales, use, value added and similar Taxes applicable in connection with the assets of such entity and the operation of such entity’s business. No member of the Parent Group has entered into a “closing agreement” as defined in Section 7121 of the Code. There is no lien for Taxes upon any of the assets of any member of the Parent Group other than liens for Taxes that are not yet due and payable. For purposes of this Section 4.13, each reference to Parent includes any person that was liquidated into, merged with or otherwise a predecessor to, Parent.

4.12 Environmental Matters. To the Knowledge of Parent, each member of the Parent Group is in compliance, in all material respects, with all applicable Environmental Laws and Environmental Permits. No member of the Parent Group is required to hold any Environmental Permits for the operation of its businesses. To the Knowledge of Parent, there is no Environmental Claim pending or overtly threatened against any member of the Parent Group nor is there any reasonable basis for any such claim or any Liability, in each case, under any applicable Environmental Law.

4.13 Intellectual Property.

(a) Section 4.13(a) of the Parent Disclosure Letter contains an accurate and complete list of all Parent Registered Intellectual Property Rights, specifying as to each such Registered Intellectual Property Right, as applicable: (i) the jurisdictions by or in which such Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (ii) the registration or application numbers thereof. Section 4.13(a) of the Parent Disclosure Letter contains an accurate and complete list of all Parent Owned Intellectual Property Rights and Parent Licensed Intellectual Property Rights that are material to the business of any member of the Parent Group.

(b) Section 4.13(b) of the Parent Disclosure Letter lists any material License Agreements or Contracts under which any member of the Parent Group has granted any third party rights that are exclusive, or exclusive of all other third parties, to use, sublicense, resell or distribute any Parent Owned Intellectual Property Right.

(c) Except as set forth in the Parent 2016 SEC Documents, no member of the Parent Group is a party to any License Agreements, forbearances to sue, consents, judgments, orders or similar obligations, in each case, that restrict the rights of any member of the Parent Group to use or enforce any Parent Owned Intellectual Property Rights.

(d) Each member of the Parent Group owns all right, title, and interest, free and clear of all security interests and similar encumbrances (other than Permitted Liens), in and to all Intellectual Property Rights used or held for use in the business of the Parent Group (other than Parent Licensed Intellectual Property Rights or Intellectual Property Rights that are not material to the business of any member of the Parent Group). Except as listed in Section 4.13(d) of the Parent Disclosure Letter or in the Parent 2016 SEC Documents, Parent is listed in the records of the appropriate United States, state or foreign agency as the sole owner for each Parent Registered Intellectual Property Right.

(e) To Parent’s Knowledge, the conduct of the business of the Parent Group as such business is currently conducted: (i) does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party; and (ii) does not constitute unfair competition or unfair trade practices under the Laws in the United States.

(f) No member of the Parent Group has received any written or, to the Knowledge of Parent, oral communications from any third party that overtly claim that the operation of the business of any member of the Parent Group infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the Laws of any jurisdiction. No member of the Parent Group has received any written communication from a third party pursuant to which the third party offered any member of the Parent Group a license to use any technology or Intellectual Property Rights in order to avoid a claim of infringement or misappropriation.

(g) No member of the Parent Group has received written notice of, and to the Knowledge of Parent, there is no pending or threatened Legal Action by a third party before any Governmental Entity in any jurisdiction challenging the ownership, use, validity, enforceability or registrability of any Parent Owned Intellectual Property Rights.

(h) To the Knowledge of Parent, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Parent Owned Intellectual Property Rights. No member of the Parent Group has brought any Legal Action against any third party alleging infringement, misappropriation or violation of Parent Owned Intellectual Property Rights that remain unresolved.

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(i) Except as set forth in Section 4.13(a) of the Parent Disclosure Letter, to the Knowledge of Parent, Parent Owned Intellectual Property Rights are subsisting, in full force and effect, have not been cancelled or abandoned, have not expired, and, with respect to Parent Registered Intellectual Property Rights only, are valid and enforceable.

(j) Each member of the Parent Group has made commercially reasonable efforts to protect its trade secrets and preserve their status as intellectual property under applicable Law. Each member of the Parent Group has in place a policy requiring all employees, contractors and other parties having access to such trade secrets to execute a commercially reasonable form of proprietary information/confidentiality agreement with the applicable member of the Parent Group.

(k) Following the Effective Time, the members of the Parent Group will be permitted to exercise all of the rights of the Parent Group under such License Agreements or Contracts to the same extent the Parent Group would have been able to had the transactions contemplated hereby not occurred and without the payment of additional amounts or consideration other than ongoing fees, royalties or payments which the Parent Group would otherwise be required to pay. The consummation of the Merger and the transactions contemplated hereby will not: (i) result in the loss or impairment of any member of the Parent Group’s ownership of or right to use Parent Owned Intellectual Property Rights or Parent Licensed Intellectual Property Rights; or (ii) cause Parent or Merger Sub or any of their respective Affiliates (x) to be bound by any non-compete or other restriction on the operation of any business or (y) to grant any rights or licenses to any Intellectual Property Rights of Parent or Merger Sub, or any of their respective Affiliates, to a third party (including a covenant not to sue).

4.14 Material Agreements. Section 4.14 of the Parent Disclosure Letter sets forth a list of all Parent Material Agreements. All of the Parent Material Agreements are in full force and effect and constitute the valid, legal and binding obligation of the applicable member(s) of the Parent Group and, to the Knowledge of Parent, constitute the valid, legal and binding obligation of the other parties thereof, enforceable against each such Person in accordance with its terms, subject to: (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditor’s rights generally; and (ii) general equitable principles (whether considered in a proceeding in equity or at law). No member of the Parent Group has violated or breached, or committed any default under, any Parent Material Agreement, and, to the Knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Agreement. No member of the Parent Group has received or given any notice or claim of any breach or violation of, or default under, any Parent Material Agreement. No member of the Parent Group has received or given any notice of an intention to terminate, not renew or challenge the validity or enforceability of any Parent Material Agreement. No event has occurred, and no circumstance or condition exists that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Parent Material Agreement; (ii) give any Person the right to declare a default or exercise any remedy under any Parent Material Agreement; (iii) give any Person the right to accelerate the maturity or performance of any Parent Material Agreement; or (iv) give any Person the right to cancel, terminate or materially modify any Parent Material Agreement. Each Parent Material Agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially identical terms immediately following the consummation of the transactions contemplated hereby or by any Transaction Document.

4.15 Agreements with Regulatory Agencies. No member of the Parent Group (a) is subject to any cease-and-desist or other Order issued by, (b) is a party to any Contract, consent agreement or memorandum of understanding with, (c) is a party to any commitment letter or similar undertaking to, (d) is subject to any order or directive by, (e) is a recipient of any extraordinary supervisory letter from, and (f) has adopted any board resolutions at the request of  (each of clauses (a)-(e) of this Section 4.15, a “Regulatory Agreement”), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, or would reasonably be expected, following the Merger and the consummation of the transactions contemplated hereby, to impair in any material respect the ability of the Parent Group to conduct the business of the Parent Group after the Effective Time, or the ability of Merger Sub to conduct the business of Company after the Effective Time, in each case, as presently conducted.

4.16 Related Party Transactions. Other than in respect of Contracts or interests related to employment in the ordinary course of business or incentive arrangements under the Parent Option Plans and as disclosed in the Parent 2016 SEC Documents, to the Knowledge of Parent no Related Party (i) is a party to any Contract with or binding upon any member of the Parent Group or any of its assets, rights or properties or has any interest in any property owned by any member of the Parent Group or has engaged in any transaction with any of the foregoing since January 1, 2015, (ii) has any direct or indirect ownership interest in any material asset used in the business of the Parent Group, (iii) is indebted to any member of the Parent Group, or (iv) since January 1, 2015, has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving any member of the Parent Group.

4.17 Insurance. All casualty, general liability, business interruption, product liability, director & officer liability, worker’s compensation, environmental, automobile and sprinkler and water damage and other insurance policies and bond and surety arrangements maintained by the Parent Group are listed in Section 4.17 of the Parent Disclosure Letter (the “Parent Insurance Policies”) including historical property and casualty claims information with respect to such policies for the five (5)-year period prior to the date hereof indicating pending and paid claims as of the date hereof. No member of the Parent Group has received any notice from the applicable carrier regarding any refusal of coverage under, or any rejection of any claim under, any such policies. There are no claims related to the business of any member of the Parent Group pending under any Parent Insurance Policy as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

4.18 Brokers. No member of the Parent Group has incurred, or will incur, directly or indirectly, any Liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.19 Inapplicability of Anti-takeover Statutes. The Board of Directors of Parent has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated hereunder.

4.20 Full Disclosure. Neither this Agreement (including the Parent Disclosure Letter) nor any Parent Transaction Document: (i) contains any representation or warranty by Parent or information regarding the Parent Group that is false or misleading with respect to any material fact; or (ii) omits to state any material fact necessary in order to make the representations and warranties regarding the Parent Group contained herein and therein, in light of the circumstances under which such representations and warranties were or will be made or provided, not false or misleading.

Article V
COVENANTS

5.1 Further Assurances. Each party hereto will, following the date hereof, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by the other to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of Company or to effect the other purposes of this Agreement. \

5.2 Warrants. At the Effective Time, Parent shall issue to the holder of each Company Warrant outstanding immediately prior to the Effective Time (other than any Company Warrants the holders of which shall have agreed to exercise such Company Warrant for Company Common Stock immediately prior to the Effective Time) a warrant (each, an “Adjusted Parent Warrant”) to acquire, on the same terms and conditions as were applicable under such Company Warrant immediately prior to the Effective Time, the number of shares of Parent Common Stock equal to the product of:  (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the next lower whole number of shares. The exercise price per share of Parent Common Stock subject to any such Adjusted Parent Warrant will be an amount equal to the quotient obtained by dividing  (A) the exercise price per share of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time divided by (B) the Exchange Ratio, with any fractional cents rounded up to the next higher number of whole cents. Notwithstanding the foregoing, if the conversion of a Company Warrant in accordance with the preceding provisions of this Section 5.2(a) would cause the related Adjusted Parent Warrant to be treated as the grant of a new stock right for purposes of Section 409A of the Code, such company Warrant shall not be converted in accordance with the preceding provisions but shall instead be converted in a manner reasonably acceptable to Parent and Company that would not cause the related Adjusted Parent Warrant to be treated as the grant of new stock right for purposes of Section 409A of the Code. For avoidance of doubt, each Adjusted Parent Warrant shall be vested to the same extent to which the Company Warrant for which it was substituted was vested before or as of the Effective Time.

5.3 Expenses. Except as otherwise specifically set forth elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

5.4 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by Company and Parent. Thereafter, Company and Parent agree that no public release or other public announcement concerning the transactions contemplated hereby shall be issued by any party prior to the Closing without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of the SEC or a Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance.

5.5 Registration Rights. Parent herby agrees that it shall, within thirty (30) days following the later of (x) the Closing Date and (y) the date on which Parent files with the SEC the audited financial statements (including pro forma financial statements) that are required to be filed by Parent pursuant to Regulation S-X under the Securities Act as a result of the consummation of the Merger (such financial statements, the “Required Financial Statements”), file with the SEC a registration statement to register the resale of the shares of Parent Common Stock issued to the holders of record of Company Common Stock pursuant to Section 2.1(a) of this Agreement on such form as Parent is eligible to use for such registration, and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within sixty (60) days of the filing thereof. Parent shall use commercially reasonable efforts to keep such registration statement effective at all times and available for use until the earlier of the time at which: (i) none of the holders of record of Company Common Stock immediately prior to the Merger own any shares of Parent Common Stock that were issued to such persons pursuant to Section 2.1(a) and registered for resale on such registration statement; or (ii) all of the shares of Parent Common Stock issued to the holders of record of Company Common Stock immediately prior to the Merger pursuant to Section 2.1(a) that are registered for resale on such registration statement are eligible for resale under Rule 144. Parent shall use commercially reasonable efforts to cause the filing of the Required Financial Statements as soon as reasonably practicable following the date hereof, but in no event later than seventy-five (75) days following the date hereof.

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Article VI
INDEMNIFICATION OF PARENT

6.1 Indemnification of Parent. Subject to the terms and conditions of this Article VI (including without limitation the limitations set forth in Section 6.5), the Company Indemnitees shall jointly and severally indemnify, defend and hold harmless Parent, the Surviving Corporation and their respective Representatives, successors and permitted assigns (the “Parent Indemnitees”), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(a) the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(b) the non-fulfillment or breach of any covenant or agreement of Company contained in this Agreement.

6.2 Indemnification Procedures.

(a) If Parent determines that it or any Parent Indemnitees are entitled to indemnification pursuant to Section 6.1 (subject to the limitations of Section 6.5) or has had notice of a claim or demand made by a third party against any of the Parent Indemnitees, then Parent shall deliver to the Company Representative a written notice (a “Parent Indemnification Notice”) that complies with this Agreement of a claim for payment of a stated sum. Such Parent Indemnification Notice shall set forth in reasonable detail the factual and legal basis for such claim.

(b) If Parent delivers a Parent Indemnification Notice to the Company Representative and if no Company Response Notice (as defined below) is delivered to Parent by the Company Representative prior to 11:59 p.m. Eastern Time on the 30th day after delivery of such Parent Indemnification Notice to Parent, then the Company Indemnitees shall promptly pay to the Parent Indemnitees the amount set forth in the Parent Indemnification Notice. If Parent delivers a Parent Indemnification Notice to the Company Representative and the Company Representative delivers a Company Response Notice (as defined below) and states in such Company Response Notice that it does not dispute the payment of certain claims set forth in the applicable Parent Indemnification Notice, then the Company Indemnitees shall promptly pay to the Parent Indemnitees the amount set forth in the Parent Indemnification Notice. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company Indemnitees may satisfy their indemnification obligation to the Parent Indemnitees with respect to the claims set forth in any Parent Indemnification Notice by delivering to Parent for cancellation such number of shares of Parent Common Stock as is equal to the quotient obtained by dividing (x) the aggregate amount payable to the Parent Indemnitees as a result of the applicable indemnity claim (as determined pursuant to this Article VI) by (y) the closing price of the Parent Common Stock on the OTCQB on the date of this Agreement, and the Company Representative hereby agrees to use his best efforts to cause such shares of Parent Common Stock to be returned to Parent.

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(c) If the Company Representative objects to the Parent Indemnification Notice or any part thereof, then prior to 11:59 p.m. Eastern Time on the 30th day after the delivery to the Company Representative of such Parent Indemnification Notice, the Company Representative shall deliver to Parent a written notice (a “Company Response Notice”) which shall (i) state that it disputes all or some matters under the Parent Indemnification Notice (the “Company Disputed Matters”) and/or (ii) indicate that the Company Representative is assuming the defense of the matters relating to the Parent Indemnification Notice.

(d) The Company Representative and Parent shall act in good faith to resolve any Company Disputed Matters in accordance with the following procedure:

(i) Within 30 days after the delivery of a Company Response Notice to Parent pursuant to the preceding paragraph identifying Company Disputed Matters, the Company Representative and Parent shall attempt to resolve the Company Disputed Matters through good faith negotiations.

(ii) If the Company Disputed Matters are not fully resolved within the 30-day period described in paragraph (i) above, all such Company Disputed Matters shall be submitted to non-binding mediation, which may be done by either Parent or the Company Representative by written notice. The mediation shall be held before one neutral mediator in a location to be agreed by the Company Representative and Parent and administered by a mutually agreeable organization, or if none is agreed upon, the American Arbitration Association (“AAA”), in either case, the mediation shall be governed by the Commercial Mediation Rules of the AAA. The parties shall agree on a locations and a neutral mediator within five days after notice of submission to mediation. If the parties are unable to agree on the location or mediator within that time period, the location and mediator shall be selected by the AAA. Each party shall bear its own costs and expenses incurred in connection with any such mediation, including one-half of the fees of the mediator.

(iii) If the parties are unable to fully resolve the Company Disputed Matters within 30 days after the Company Disputed Matters are submitted to mediation in accordance with paragraph (ii) above, either Parent or the Company Representative may seek relief from any United States District Court or a state court located in the State of New York in accordance with Section 9.9.

(e) Within five (5) Business Day after the resolution of a Company Response Notice, the Company Indemnitees shall make payment in accordance with the resolution of the applicable Company Response Notice.

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6.3 Indemnification of Parent Third Party Claims. The indemnification obligations and liabilities under this Article VI with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a Person other than Company (a “Parent Third Party Claim”) shall be subject to the following terms and conditions:

(a) Defense. The Company Representative shall have the right, at its option (subject to the limitations set forth in Section 6.3(b) below) and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Parent Third Party Claim as to which Parent has provided a written notice to the Company Representative (a “Parent Claim Notice”), and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Company Representative is permitted and elects to assume the defense of a Parent Third Party Claim:

(i) the Company Representative shall diligently and in good faith defend such Parent Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies which are not merely incidental to a primary damage claim or claims for monetary damages, Parent shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) Parent shall cooperate fully in all respects with the Company Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Company Representative all pertinent information and documents under its control.

(b) Limitations of Right to Assume Defense. The Company Representative shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by Parent if (i) the Parent Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Parent Third Party Claim seeks an injunction or equitable relief against Parent which is not merely incidental to a primary damage claim or claims for monetary damages; or (iii) there is a reasonable probability that a Parent Third Party Claim may materially and adversely affect Parent other than as a result of money damages or other money payments.

(c) Other Limitations. Failure to give prompt Parent Claim Notice or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Parent Third Party Claim by Parent pursuant to this Article VI and shall not affect the Company Representative’s duty or obligations under this Article VI, except to the extent (and only to the extent that) such failure shall have actually materially prejudiced the ability of the Company Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Parent is seeking indemnification to be greater than such damages would have been had Parent given the Company Representative prompt notice hereunder. So long as the Company Representative is defending any such action actively and in good faith, Parent shall not settle such action. Parent shall make available to the Company Representative all relevant records and other relevant materials required by him and in the possession or under the control of Parent, for the use of the Company Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

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(d) Failure to Defend. If the Company Representative, promptly after receiving a Parent Claim Notice, fails to defend such Parent Third Party Claim actively or in good faith, Parent, at the reasonable cost and expense of the Company Indemnitees, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Parent Third Party Claim as it may determine in its reasonable discretion, provided that the Company Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(e) Parent’s Rights. Anything in this Section 6.3 to the contrary notwithstanding, the Company Representative shall not, without the written consent of Parent, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Parent of a full and unconditional release from all liability and obligation in respect of such action without any payment by Parent.

(f) Company Representative Consent. Unless the Company Representative has consented to a settlement of a Parent Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of this Agreement.

6.4 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VI are covered by insurance paid for by Company or Parent prior to or after the Closing, Parent shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided, that Parent shall nevertheless be entitled to bring a claim for indemnification under this Article VI in respect of such Losses and the time limitations set forth in Section 6.5 for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by Parent for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing hereunder. If Parent has received the payment required by this Agreement in respect of any Loss and later receives proceeds from insurance in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Company Indemnitees and shall pay to the Company Indemnitees, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Company Indemnitees pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (a) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (b) relieved of the responsibility to pay any claims for which it is obligated.

6.5 Limitations on IndemnificationSurvival; Time Limitation.

(a) The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by Company to Parent in connection with this Agreement shall survive for a period of one (1) year following the Closing Date (the “Survival Period”).

(b) Any indemnification claim made by Parent prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Parent Indemnification Notice sent prior to the expiration of the Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VI shall be brought after the end of the Survival Period.

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(c) Minimum Amount Limitation. The Parent Indemnitees shall be entitled to indemnification for any Losses with respect to the matters contained in Section 6.1(a), only to the extent that the aggregate Losses with respect thereto exceed an amount equal to $30,000 (the “Basket Amount”), at which point the Parent Indemnitees shall be permitted to recover only such Losses in excess of the Basket Amount.

(d) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 6.1(a) shall not in any event exceed $1,000,000.

6.6 Exclusive Remedy. Parent, on behalf of itself and the other Parent Indemnitees, hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the Parent Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VI. Notwithstanding any of the foregoing, nothing contained in this Article VI shall in any way impair, modify or otherwise limit a Parent Indemnitee’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

6.7 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VI shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger, except as otherwise required by Law.

6.8 Company Representative Capacities. The parties acknowledge that the Company Representative’s obligations under this Article VI are solely as a representative of Company’s shareholders with respect to the obligations to indemnify the Parent Indemnitees under this Article VI and that the Company Representative shall have no personal liability or responsibility for any expenses incurred by him in such capacity and that all payments to Parent as a result of such indemnification obligations shall be made solely from, the Company Indemnitees.

Article VII
INDEMNIFICATION OF COMPANY INDEMNITEES

7.1 Indemnification of Company Indemnitees. Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.5, Parent shall indemnify, defend and hold harmless Persons who receive shares of Parent Common Stock from Parent upon consummation of the Merger (the “Company Indemnitees”), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Company Indemnitee by reason of, arising out of or resulting from:

(a) the inaccuracy or breach of any representation or warranty of Parent or Merger Sub contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by Parent or Merger Sub to Company pursuant to this Agreement with respect hereto or thereto in connection with the Closing; and

(b) the non-fulfillment or breach of any covenant or agreement of Parent or Merger Sub contained in this Agreement.

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7.2 Indemnification Procedures.

(a) If the Company Representative determines that the Company Indemnitees are entitled to indemnification pursuant to Section 7.1 (subject to the limitations of Section 7.5 or has had notice of a claim or demand made by a third party against any of the Company Indemnitees, then the Company Representative shall deliver to Parent a written notice (a “Company Indemnification Notice”) that complies with this Agreement of a claim for payment of a stated sum. Such Company Indemnification Notice shall be signed by the Company Representative and set forth in reasonable detail the factual and legal basis for such claim.

(b) If the Company Representative delivers a Company Indemnification Notice to Parent and if no Parent Response Notice (as defined below) is delivered to the Company Representative prior to 11:59 p.m. Eastern Time on the 30th day after delivery of such Company Indemnification Notice to Parent, then Parent shall promptly pay to the company Indemnitees the amount set forth in the Company Indemnification Notice. If the Company Representative delivers a Company Indemnification Notice to Parent and Parent delivers a Parent Response Notice (as defined below) and states in such Parent Response Notice that it does not dispute the payment of certain claims and amounts set forth in the applicable Company Indemnification Notice, then Parent shall promptly pay to the Company Indemnitees the amount set forth in the Company Indemnification Notice.

(c) If Parent objects to the Company Indemnification Notice or any part thereof, then prior to 11:59 p.m. Eastern Time on the 30th day after the delivery to Parent of such Company Indemnification Notice, deliver to the Company Representative a written notice (a “Parent Response Notice”) which shall (i) state that it disputes all or some matters under the Company Indemnification Notice (the “Parent Disputed Matters”) and/or (ii) indicate whether Parent is assuming the defense of the matters relating to the Company Indemnification Notice.

(d) The Company Representative and Parent shall act in good faith to resolve any Parent Disputed Matters in accordance with the following procedure:

(i) Within 30 days after the delivery of a Parent Response Notice to the Company Representative pursuant to the preceding paragraph identifying Parent Disputed Matters, the Company Representative and Parent shall attempt to resolve the Parent Disputed Matters through good faith negotiations.

(ii) If the Parent Disputed Matters are not fully resolved within the 30-day period described in paragraph (i) above, all such Parent Disputed Matters shall be submitted to non-binding mediation, which may be done by either Parent or the Company Representative by written notice. The mediation shall be held before one neutral mediator in a location to be agreed by the Company Representative and Parent and administered by a mutually agreeable organization, or if none is agreed upon, the AAA, in either case, the mediation shall be governed by the Commercial Mediation Rules of the AAA. The parties shall agree on a locations and a neutral mediator within five days after notice of submission to mediation. If the parties are unable to agree on the location or mediator within that time period, the location and mediator shall be selected by the AAA. Each party shall bear its own costs and expenses incurred in connection with any such mediation, including one-half of the fees of the mediator.

(iii) If the parties are unable to fully resolve the Parent Disputed Matters within 30 days after the Parent Disputed Matters are submitted to mediation in accordance with paragraph (ii) above, either Parent or the Company Representative may seek relief from any United States District Court or a state court located in the State of New York in accordance with Section  9.9.

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(e) Within five (5) Business Days after the resolution of a Parent Response Notice, Parent shall make any such payment pro rata to the Company Indemnitees in accordance with the resolution of the applicable Parent Response Notice.

7.3 Indemnification of Company Third Party Claims. The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against any of the Company Indemnitees by a Person other than Parent (a “Company Third Party Claim”) shall be subject to the following terms and conditions:

(a) Defense. Parent shall have the right, at its option (subject to the limitations set forth in Section 7.3(b) below) and at its own expense, by written notice to the Company Representative, to assume the entire control of, subject to the right of the Company Representative to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Company Third Party Claim as to which the Company Representative has provided a written notice to Parent (a “Company Claim Notice”), and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to the Company Representative to be the lead counsel in connection with such defense. If Parent is permitted and elects to assume the defense of a Company Third Party Claim:

(i) Parent shall diligently and in good faith defend such Company Third Party Claim and shall keep the Company Representative reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies which are not merely incidental to a primary damage claim or claims for monetary damages, the Company Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) the Company Representative shall cooperate fully in all respects with Parent in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and the Company Representative shall make available to Parent all pertinent information and documents under its control.

(b) Limitations of Right to Assume Defense. Parent shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Company Representative if (i) the Company Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Company Third Party Claim seeks an injunction or equitable relief against a Company Indemnitee which is not merely incidental to a primary damage claim or claims for monetary damages; or (iii) there is a reasonable probability that a Company Third Party Claim may materially and adversely affect a Company Indemnitee other than as a result of money damages or other money payments.

(c) Other Limitations. Failure to give a prompt Company Claim Notice or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Company Third Party Claim by the Company Representative pursuant to this Article VII, and shall not affect Parent’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have actually materially prejudiced the ability of Parent to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which Parent is obligated to be greater than such damages would have been had the Company Representative given Parent prompt notice hereunder. So long as Parent is defending any such action actively and in good faith, the Company Representative and Parent each shall not, and shall make reasonable efforts to prevent a Company Indemnitee from settling such action. The Company Representative shall make available to Parent all relevant records and other relevant materials required by it and in the possession or under the control of the Company Representative, for the use of Parent and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

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(d) Failure to Defend. If Parent, promptly after receiving a Company Claim Notice, fails to defend such Company Third Party Claim actively or in good faith, the Company Representative, at the reasonable cost and expense of Parent, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Company Third Party Claim as he may determine in his reasonable discretion, provided that Parent shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(e) Company Indemnitees’ Rights. Anything in this Section 7.3 to the contrary notwithstanding, Parent shall not, without the written consent of the Company Representative, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Company Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by Company Indemnitees.

(f) Parent. Unless Parent has consented to a settlement of a Company Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of this Agreement.

7.4 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance paid for by Company or Parent prior to or after the Closing, the Company Representative shall use commercially reasonable efforts to obtain the maximum recovery under such insurance; provided, that the Company Representative shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 6.5 for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by the Company Representative and/or Company Indemnitee for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by Parent. If the Company Representative has received the payment required by this Agreement from Parent in respect of any Loss and later receives proceeds from insurance in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of Parent and shall pay to Parent, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from Parent pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

7.5 Limitations on Indemnification.

(a) Survival; Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by Parent to Company in connection with this Agreement shall survive the Closing for the Survival Period.

(b) Any indemnification claim made by the Company Representative prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Company Claim Notice sent prior to the expiration of the Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VII shall be brought after the end of the Survival Period.

(c) Minimum Amount Limitation. The Company Indemnitees shall be entitled to indemnification for any Losses with respect to the matters contained in Section 7.1(a), only to the extent that the aggregate Losses with respect thereto exceed the Basket Amount, at which point the Company Indemnitees shall be permitted to recover only such Losses in excess of the Basket Amount.

(d) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 7.1(a) shall not in any event exceed $1,000,000.

7.6 Exclusive Remedy. Company, on behalf of itself and the other Company Indemnitees, hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the Company Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII. Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit a Company Indemnitee’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

7.7 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger, except as otherwise required by Law.

7.8 Company Representative. The parties acknowledge that all actions to be taken by the Company Indemnitees pursuant to this Article VII shall be taken on their behalf by the Company Representative in accordance with the provisions of this Agreement.

Article VIII
DEFINED TERMS

8.1 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

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“Business Day” means a day other than a Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Licensed Intellectual Property Rights” means any Licensed Intellectual Property Rights of Company.

“Company Material Adverse Effect” means a Material Adverse Effect on Company.

“Company Material Agreements” means each Contract to which Company is a party or subject to or by which its assets are bound which: (a) provides for obligations, payments, Liabilities, consideration, performance of services or the delivery of goods to or by such party of any amount or value reasonably expected to be in excess of  $50,000 in any annual period; (b) contains covenants limiting the freedom of such party to engage in any line of business in any geographic area or to compete with any Person; (c) is an employment, retention or severance contract or indemnification contract, or a consulting or non-compete agreement, applicable to any employee of or consultant to such party whose annual total compensation exceeds $120,000 or any director of such party; (d) relates to, or is evidence of, or is a guarantee of, or provides security for, indebtedness (whether incurred, assumed, guaranteed or secured by any asset of such party); (e) is a letter of credit, bond or similar arrangement running to the account of, or for the benefit of, such party in an amount in excess of  $50,000; (f) is a joint venture or partnership contract or a limited liability company operating agreement; (g) is entered into with, or otherwise relates to, any Affiliate, officer or director or their family members of such party; (h) provides for the payment of cash or other compensation or benefits upon the Merger and the consummation of the transactions contemplated hereby; (i) relates to any loan to any directors, officers or Affiliates of such party; or (j) is otherwise material to the operations and business prospects of such party.

“Company Owned Intellectual Property Rights” means any Intellectual Property Rights owned by or registered to Company.

“Company Registered Intellectual Property Rights” means any Registered Intellectual Property Rights included in Company Owned Intellectual Property Rights.

“Computer Software” means all computer programs, databases, compilations, data collections (in each case, whether in human-readable, machine readable, source code or object code form) and documentation related to the foregoing.

“Contract” means any contract, agreement, license, lease, guaranty, indenture, sales or purchase order or other legally binding commitment in the nature of a contract (whether or not written) to which a Person is a party.

“Derivative Security” means any option, warrant, equity security, equity-linked security, appreciation rights, phantom equity, or similar ownership interests, calls, rights (including preemptive rights), Contracts, commitments or agreements of any character to which the specified Person is a party or by which either is bound obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, or deliver cash or other consideration with respect to, any shares of capital stock or similar ownership interests or equity-linked securities of such Person or obligating such Person to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, equity-linked security, appreciation rights, call, right, commitment or agreement.

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“DOL” means the United States Department of Labor.

“Environmental Claim” means any and all administrative, regulatory or judicial Legal Actions alleging Liability arising out of or resulting from: (1) the presence or Release into the environment of any Hazardous Substance at the Company Leased Real Estate or Parent Leased Real Estate, as applicable; or (2) any violation of Environmental Law.

“Environmental Laws” means all federal, state or local statutes, laws, regulations, judgments and orders in effect on the Effective Time and relating to protection of human health or the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Environmental Permits” means all governmental licenses, permits, registrations and government approvals issued pursuant to Environmental Law.

“Exchange Ratio” means 10.510708.

“Hazardous Substances” means any chemicals, materials or substances which are defined as or included in the definition of  “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or similar terms under any Environmental Law.

“Indebtedness” means, without duplication to current liabilities, all: (i) obligations for borrowed money (including any unpaid principal, premium, accrued and unpaid interest, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (iii) obligations, contingent or otherwise, in respect of any letters of credit or bankers’ acceptances (to the extent drawn), sureties, performance bonds, guaranties, endorsements and other similar obligations, whether secured or not, in respect of the obligations of other Persons; (iv) obligations (including accrued interest) without duplication under a lease agreement that would be capitalized pursuant to GAAP and (v) the deferred purchase price of property or services (excluding earn-out obligations which shall not be deemed Indebtedness under this Agreement). For purposes of calculating Indebtedness, all interest, prepayment penalties, premiums, fees and expenses (if any) and other amounts which would be payable if Indebtedness were paid in full at the Closing shall be treated as Indebtedness.

“Intellectual Property Rights” means all worldwide (a) inventions, whether or not patentable, (b) patents and patent applications, and any reissue, continuation, continuation-in-part, division, extension or reexamination thereof, and any application that claims priority to any of the foregoing in this subpart (b), (c) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, Internet domain names and trade names, whether or not registered, and all goodwill associated therewith, (d) rights of publicity and other rights to use the names and likeness of individuals, (e) copyrights and related rights, whether or not registered, (f) Computer Software, data, databases, files, and documentation and other materials related thereto, (g) trade secrets and all confidential, proprietary, technical, technological, industrial, business processes and business information, (h) know how, (i) all rights in any of the foregoing provided by bilateral or international treaties or conventions, and (j) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.

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“International Employee Plan” means an employee plan that has been adopted or maintained by a Person, whether informally or formally, for the benefit of current or former employees of such Person outside the United States.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to Company, the actual Knowledge after reasonable inquiry of Vuong Trieu, and with respect to Parent, the actual Knowledge after reasonable inquiry of Joseph W. Ramelli.

“Law” means any federal, state, local (statutory, common or otherwise), municipal, foreign or international, multinational or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, guideline, policy, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, applied, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legal Action” means any claim, action, suit, arbitration, proceeding or governmental investigation or proceeding.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Legal Action or Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“License Agreements” means all agreements (whether written or oral, including license agreements, research agreements, development agreements, distribution agreements, consent to use agreements and covenants not to sue, or settlement agreements containing like provisions) to which a Person is a party or otherwise bound, pursuant to which a Person has granted or been granted any right to use, exploit or practice any Intellectual Property Rights, or that restrict the right of a Person to use or enforce any Intellectual Property Rights.

“Licensed Intellectual Property Rights” means any Intellectual Property Rights owned by a third party that a Person has a right to use, exploit or practice by virtue of a license grant, immunity from Legal Action, License Agreement or otherwise.

“Liens” means all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), other than Permitted Liens.

“Losses” shall mean any loss, damage, injury, liability, claim, demand, settlement, judgment, award, assessment, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature, including any lost profits and any diminution in value of the business. Notwithstanding anything to the contrary, for purposes of calculating the amount of any Losses under Article VI or Article X, all references to “material,” “materiality,” “Material Adverse Effect” and the like shall be disregarded.

“Material Adverse Effect” means a change, event, effect, violation, inaccuracy, circumstance or other matter which, individually or in the aggregate with other changes, events, effects, violations, inaccuracies, circumstances or other matters, when considered on either a long-term basis or a short-term basis, has had or could reasonably be expected to have or give rise to a material adverse effect on: (i) the business, results of operations, condition (financial or otherwise), prospects, capitalization, liabilities, operations or financial performance or assets of the specified party; or (ii) the ability of the specified party to consummate the transactions contemplated hereby on a timely basis.

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“Order” means any writ, decree, injunction, order, judgment, stipulation, determination, award or similar action.

“OTCQB” means the OTCQB tier of the OTC Markets.

“Parent 2016 SEC Documents” means all forms, reports and documents filed by Parent with the SEC for the period commencing on January 1, 2016 and ending on the date hereof, including, without limitation, Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

“Parent Licensed Intellectual Property Rights” means any Licensed Intellectual Property Rights of any of the Parent Group.

“Parent Material Adverse Effect” means a Material Adverse Effect on Parent and/or Merger Sub.

“Parent Material Agreements” means each Contract to which the Parent is a party or subject to or by which its assets are bound which: (a) provides for obligations, payments, Liabilities, consideration, performance of services or the delivery of goods to or by such party of any amount or value reasonably expected to be in excess of  $50,000 in any annual period; (b) contains covenants limiting the freedom of such party to engage in any line of business in any geographic area or to compete with any Person; (c) is an employment, retention or severance contract, or a consulting or non-compete agreement, applicable to any employee of or consultant to such party whose annual total compensation exceeds $120,000 or any director of such party; (d) relates to, or is evidence of, or is a guarantee of, or provides security for, indebtedness (whether incurred, assumed, guaranteed or secured by any asset of such party); (e) is a letter of credit, bond or similar arrangement running to the account of, or for the benefit of, such party in an amount in excess of  $50,000; (f) is a joint venture or partnership contract or a limited liability company operating agreement; (g) is entered into with, or otherwise relates to, any Affiliate, officer or director or their family members of such party; (h) provides for the payment of cash or other compensation or benefits upon the Merger and the consummation of the transactions contemplated hereby; (i) relates to any loan to any directors, officers or Affiliates of such party; or (j) is otherwise material to the operations and business prospects of such party.

“Parent Owned Intellectual Property Rights” means any Intellectual Property Rights owned by or registered to any of the Parent Group.

“Parent Registered Intellectual Property Rights” means any Registered Intellectual Property Rights included in Parent Owned Intellectual Property Rights.

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses, (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, and (g) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate, including the rights to use a license under the applicable Contract.

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“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Registered Intellectual Property Rights” means all patents and patent applications, registered copyrights and copyright applications, registered trademarks and trademark applications, and any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Entity.

“Related Party” of any specified Person means: (i) an executive officer or director (or any Person that exercises substantially similar right and authority) of such specified Person; (ii) any Person owning 5% or more of the voting shares of such specified Person (assuming the exercise or conversion of any Derivative Securities of such specified Person that represents, directly or indirectly, the right to acquire voting shares of such specified Person); (iii) any Person that can significantly influence the management or operating policies of such specified Person, including the ability that would prevent such specified Person from fully pursuing its own separate interests, through the ownership of securities, contract or both; or (iv) the immediate family members or Affiliates or associates of any Person described in the foregoing clauses of this paragraph.

“Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, dispersal, leaching, pumping, pouring, or migration into the atmosphere, soil, surface water, groundwater or property.

“Representatives” of any entity means such entity’s directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through subsidiaries or otherwise, beneficially owned by such Person.

“Transaction Documents” means each of the documents, agreements and instruments related to this Agreement and the Merger or the other transactions contemplated hereby, to which the specified Person is a party.

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Article IX
GENERAL PROVISIONS

9.1 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given and duly delivered: (i) when delivered (or delivery was properly tendered) by hand; (ii) when delivered (or delivery was properly tendered) by the addressee if sent by a nationally recognized overnight courier; or (iii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, if the original of such notice was duly transmitted in accordance with (i) or (ii) of this Section 9.1 or transmitted by certified mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses for such parties on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

if to Parent, to:

Marina Biotech, Inc.

P.O. Box 1559

Bothell, WA 98041

Attention: CEO

Email: jramelli@marinabio.com

with a copy to (which will not constitute notice to Parent):

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: Lawrence Remmel

Email: lremmel@pryorcashman.com

if to Company, to:

IthenaPharma, Inc.

17700 Castleton Street, Suite 558

City of Industry, CA 91748

Attention: Vuong Trieu

Email: vtrieu@autotelicinc.com

with a copy to (which will not constitute notice to Company):

Reed Smith LLP

1901 Avenue of the Stars, Suite 700

Los Angeles, CA 90067-5299

Attention: John Chao

Email: jchao@reedsmith.com

or to such other Persons, addresses or email addresses as may be designated in writing by the Person entitled to receive such communication as provided above.

9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the “date hereof” shall mean the date first written above. References to “this Agreement” shall include the Company Disclosure Letter and the Parent Disclosure Letter. Any reference to a party to this Agreement shall include a reference to each and every subsidiary of such party to the extent applicable, unless otherwise expressly provided.

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9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.5 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, but only to the extent permitted by applicable Law or in accordance with the rules of any self-regulatory organization. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto. After the Effective Time, any such amendment, supplement or modification of this Agreement shall require the written consent of the Board of Directors of Parent and of the Company Representative.

9.6 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable Law (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) unless prohibited by applicable Law, waive any inaccuracies in the representations and warranties or compliance with the covenants and agreements of the other party hereto contained herein or in any document delivered pursuant hereto or (iii) unless prohibited by applicable Law, waive compliance with any of the conditions of such party contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

9.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to negotiate in good faith to modify this Agreement so as to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that is mutually agreeable to the parties and that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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9.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at law or equity. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity or under this Agreement.

9.9 Governing Law; Dispute Resolutio. This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. Each of the parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and, in connection with any such matter, to service of process by notice as otherwise provided herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the foregoing New York State court or, to the fullest extent permitted by applicable Law, the foregoing Federal court. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.1.

9.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.11 Assignment; Parties in Interest. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and, except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than the Parent Indemnitees to the extent provided in Article VI and the Company Indemnitees to the extent provided in Article VII) any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Agreement. No current or former employee, director, officer, stockholder, creditor, agent, representative or advisor of Parent or Company, or any of their respective Affiliates, shall have any liability for any obligations or liabilities of Parent or Merger Sub hereunder or under the Transaction Documents, other than to the extent provided in Article VI and Article VII.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the date first written above.

MARINA BIOTECH, INC.

By:	/s/ Joseph W. Ramelli
Name:Joseph W. Ramelli
Title: Interim CEO

ITHENA ACQUISITION CORPORATION

By:	/s/ Joseph W. Ramelli
Name: Joseph W. Ramelli
Title: President

ITHENAPHARMA INC.

By:	/s/ Vuong Trieu
Name: Vuong Trieu
Title: CEO

COMPANY REPRESENTATIVE

By:	/s/ Vuong Trieu
Name: Vuong Trieu

[Signature Page to Agreement and Plan of Merger]

Schedule I - Index to Certain Defined Terms

Term	Section	Term	Section

AAA	6.2(d)	Merger Sub	Preamble

Adjusted Parent Option	5.2	Merger	1.1

Agreement	Preamble	Novosom	4.2(b)

Basket Amount	6.5(c)	Parent	Preamble

Blue Sky Laws	3.4(b)	Parent Approvals	4.7(c)

Certificate of Merger	1.2	Parent Claim Notice	6.3(a)

Closing Date	1.2	Parent Common Stock	2.1(a)

Closing	1.2	Parent Disclosure Letter	Article IV

Company	Preamble	Parent Disputed Matters	7.2(c)

Company Approvals	3.6(c)	Parent Financial Statements	4.5(b)

Company Claim Notice	6.3(a)	Parent Group	Article IV

Company Common Stock	2.1(a)	Parent Indemnification Notice	6.2(a)

Company Disputed Matters	6.2(c)	Parent Indemnitees	6.1

Company Disclosure Letter	Article III	Parent Interim Financial Statements	4.5(b)

Company Financial Statements	3.5(a)	Parent Insurance Policies	4.17

Company Indemnification Notice	7.2(a)	Parent Options	4.2(c)

Company Indemnitees	7.1	Parent Option Plans	4.2(c)

Company Insurance Policies	3.18	Parent Permits	4.6(b)

Company Leased Real Estate	3.11(b)	Parent Plans	4.9(a)

Company Leases	3.11(b)	Parent Response Notice	7.2(c)

Company Permits	3.6(b)	Parent SEC Documents	4.5(a)

Company Plans	3.9(b)	Parent Subsidiary	Article IV

Company Representative	2.3	Parent Third Party Claim	6.3

Company Response Notice	6.2(c)	Parent Transaction Documents	4.3

Company Stock Record	2.2(b)	Regulatory Agreement	3.16

Company Third Party Claim	7.3(a)	Required Financial Statements	5.5

Company Transaction Documents	3.3	Sarbanes-Oxley Act	3.5(c)

Company Warrants	3.2(b)	Securities Act	3.4(b)

DGCL	Recitals	Survival Period	6.5(a)

Effective Time	1.2	Surviving Corporation	1.1

ERISA Affiliate	3.9(b)	Tax Returns	3.12(a)

ERISA	3.9(b)	Tax	3.12(a)

Exchange Act	3.4(b)	Year-End Financial Statements	3.5(a)

GAAP	3.5(a)

Governmental Entity	3.4(b)

Interim Financial Statements	3.5(a)